Metris Receivables, Inc.                             Metris Master Trust                                           Monthly Report
Securityholders' Statement                              Series 1998-3                                                  Apr-2002
Section 5.2                                                                     Class A         Class B                 Total
(i)  Security Amount ..................................................      500,000,000.00   49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................      500,000,000.00              --        500,000,000.00
(iii)  Security Interest Distributed ..................................          975,138.89              --            975,138.89
(iv)  Principal Collections ...........................................       23,502,166.25    2,324,390.09         25,826,556.35
(v)  Finance Charge Collections .......................................       10,486,088.40    1,037,085.66         11,523,174.06
       Recoveries .....................................................           81,096.80        8,020.56             89,117.36
       Principal Funding Account Investment Earnings ..................                0.00            0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........                0.00            0.00                  0.00
         Total Finance Charge Collections .............................       10,567,185.20    1,045,106.22         11,612,291.42
                         Total Collections ............................       34,069,351.45    3,369,496.31         37,438,847.77
(vi)  Aggregate Amount of Principal Receivables .......................                  --              --      9,176,952,733.99
       Invested Amount (End of Month) .................................      500,000,000.00   49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................           5.4484317%      0.5388559%            5.9872876%
       Fixed/Floating Allocation Percentage ...........................           5.4484317%      0.5388559%            5.9872876%
       Invested Amount (Beginning of Month) ...........................      500,000,000.00   49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................                  --              --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                  --              --                    --
       Current ........................................................                  --           84.48%     8,166,297,492.69
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                  --            5.45%       526,678,572.68
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                  --            2.87%       277,569,993.78
       90 Days and Over (60+ Days Contractually Delinquent) ...........                  --            7.20%       696,476,892.29
                         Total Receivables ............................                  --          100.00%     9,667,022,951.44
(viii)  Aggregate Investor Default Amount .............................                  --              --          6,827,182.44
         As a % of Average Daily Invested Amount ......................                  --              --                    --
        (Annualized based on 365 days/year) ...........................                  --              --                 15.12%
(ix)  Charge-Offs .....................................................                0.00            0.00                  0.00
(x)  Servicing Fee ....................................................                  --              --            903,206.38
(xi)  Unreimbursed Redirected Principal Collections ...................                  --              --                  0.00
(xii)  Excess Funding Account Balance .................................                  --              --                  0.00
(xiii)  New Accounts Added ............................................                  --              --               167,222
(xiv)  Average Gross Portfolio Yield ..................................                  --              --                 25.71%
         Average Net Portfolio Yield ..................................                  --              --                 10.60%
(xv)  Minimum Base Rate ...............................................                  --              --                  4.51%
        Excess Spread .................................................                  --              --                  6.09%
(xvi)  Principal Funding Account Balance ..............................                  --              --           500,000,000
(xvii)  Accumulation Shortfall ........................................                  --              --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period                  --              --         November 2001
        Accumulation Period Length ....................................                  --              --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........                  --              --           500,000,000
        Required Reserve Account Amount ...............................                  --              --             2,500,000
        Available Reserve Account Amount ..............................                  --              --             2,500,000
        Covered Amount ................................................                  --              --          1,044,791.67
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................                  --              --           500,000,000
        Deposit to the Caps Proceeds Account ..........................                  --              --                  0.00
(xxi)  Policy Claim Amount ............................................                  --              --                  0.00

Pursuant to its April 16, 2002 agreement with Office of the Comptroller of the Currency, Direct Merchants Credit Card Bank, N.A. ("DMCCB") has determined that for the years 1998 through 2001 approximately $9,297,965 of underpayments to the Metris Master Trust ("Trust") occurred. Of this amount, approximately $6,058,604 was wired directly to Metris Receivables, Inc. ("MRI") rather than to the trust. The remaining amount, approximately $3,239,361 was not paid to MRI or the Trust. During the month of April, all of these amounts were forwarded to the Trust's Collection Account. DMCCB will soon be determining and forwarding minor amounts owed to the Trust for 2002. DMCCB believes that operational limitations in the administration of its debt waiver programs that gave rise to the underpayments have been corrected.